UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 6, 2019

BEIGENE, LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37686	98-1209416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman KY1-1108
Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
+1 (345) 949-4123
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 13 Ordinary Shares, par value $0.0001 per share	BGNE	The NASDAQ Global Select Market
Ordinary Shares, par value $0.0001 per share*	06160	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on October 31, 2019, BeiGene, Ltd. (the “Company”) and Amgen Inc. (“Amgen”) entered into a share purchase agreement (the “Share Purchase Agreement”) pursuant to which Amgen conditionally agreed to subscribe for, and the Company conditionally agreed to allot and issue to Amgen, 203,282,820 newly issued ordinary shares of the Company (the “Subscription Shares”) at US$13.45 per ordinary share, which represented 20.5% of the issued share capital of the Company as enlarged by the allotment and issue of the Subscription Shares at the time the Share Purchase Agreement was signed. Since the date of the Share Purchase Agreement, the number of outstanding ordinary shares of the Company has increased as a result of the exercise of share options and/or the vesting of restricted share units under the Company’s equity incentive plans. On December 6, 2019, the Company and Amgen entered into an amendment (the “Amendment”) to the Share Purchase Agreement to allow Amgen to subscribe for, and the Company to allot and issue to Amgen, additional ordinary shares (“Additional Subscription Shares”) in an amount necessary to allow Amgen to hold 20.5% of the Company’s outstanding share capital as of a date four business days prior to the closing of the allotment and issue of the Subscription Shares. The Additional Subscription Shares shall not exceed five million (5,000,000) additional ordinary shares and will be issued pursuant to the same terms and conditions as the Subscription Shares.

The offer and sale of the shares to be issued pursuant to the Amendment will be made in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving a public offering, and/or Regulation D under the Securities Act. All certificates evidencing the shares will bear a standard restrictive legend under the Securities Act.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which the Company intends to file as an exhibit to a subsequent periodic report or on an amendment to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 3.02.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: December 6, 2019	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel